Exhibit 99.1
News Release
nVent Announces Third Quarter 2024 Financial Results
Record sales and strong cash flow
•Thermal Management business reported as discontinued operations for current and all prior periods
•Reported sales from continuing operations of $782 million up 9%, organically up 1%
◦Total sales of $939 million, up 9%
•Reported EPS from continuing operations of $0.47; Adjusted EPS from continuing operations of $0.63
◦Total EPS of $0.62; Total Adjusted EPS of $0.84
•Cash Flows from continuing operations of $158 million, up 29%; Free Cash Flow from continuing operations of $143 million, up 33%
•Updating full-year 2024 guidance to reflect continuing operations
Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – November 1, 2024 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the third quarter of 2024 and provided guidance for the fourth quarter and full-year 2024. As a result of the previously announced sale of the Thermal Management business, the Company is reporting the results of that business as discontinued operations in the current and all prior periods presented.
“We had a strong third quarter with earnings and cash flow ahead of expectations. New products, high-growth verticals, and acquisitions were strong contributors. The Trachte acquisition is off to a good start, and is a great new platform for nVent,” said nVent Chair and Chief Executive Officer Beth Wozniak.
“We continue to expect the sale of the Thermal Management business to close by early 2025. With these portfolio moves, nVent will become a more focused, higher growth electrical connection and protection leader well positioned with the electrification, sustainability and digitalization megatrends.”
Reported sales from continuing operations in the third quarter totaled $782 million and reported sales from discontinued operations totaled $157 million in the quarter. This performance represents an increase of 9 percent, both for continuing operations and in total. Organically, sales grew 1 percent on a continuing operations basis, which excludes the impact from currency fluctuations and acquisitions.
Third quarter 2024 earnings per diluted share from continuing operations (“EPS”) were $0.47, down 4 percent, while on an adjusted basis, the company had EPS of $0.63, down 3 percent. Including discontinued operations, total earnings per share were $0.62, down 2 percent, and total adjusted earnings per share were $0.84, flat to last year. Adjusted EPS, adjusted operating income, adjusted net income and free cash flow are non-GAAP financial measures described in the attached Non-GAAP Financial Measures section of this press release.
Third quarter 2024 operating income was $133 million, up 6 percent, compared to $126 million in the third quarter of 2023. Adjusted operating income was $168 million, up 4 percent, compared to $162 million in the third quarter of 2023.
nVent had net cash provided by operating activities of continuing operations of $158 million in the third quarter compared to $123 million in the third quarter of 2023. Free cash flow generated was $143 million in the third quarter compared to $107 million in the third quarter of 2023.
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THIRD QUARTER PERFORMANCE ($ in millions)(1)

nVent Electric plc
	Three months ended
	September 30, 2024	September 30, 2023	% / point change
Net Sales	$782	$715	9%
Organic			1%
Operating Income	$133	$126	6%
Reported ROS	17.0%	17.7%	-70 bps
Adjusted Operating Income	$168	$162	4%
Adjusted ROS	21.5%	22.7%	-120 bps

Enclosures
	Three months ended
	September 30, 2024	September 30, 2023	% / point change
Net Sales	$477	$413	16%
Organic			1%
Adjusted ROS	21.9%	21.7%	20 bps

Electrical & Fastening Solutions
	Three months ended
	September 30, 2024	September 30, 2023	% / point change
Net Sales	$305	$302	1%
Organic			1%
Adjusted ROS	30.4%	32.3%	-190bps
(1) Certain figures presented in the tables are rounded.
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GUIDANCE FOR FULL-YEAR AND THIRD QUARTER 2024
nVent is updating guidance to a continuing operations basis, which excludes the pending sale of the Thermal Management business. The company estimates reported sales growth for full-year 2024 of approximately 13 percent and organic sales growth of approximately 3 percent. The company expects full-year 2024 EPS of $1.99 to $2.01 on a GAAP basis and adjusted EPS of $2.49 to $2.51.
The company estimates fourth quarter 2024 reported sales growth of 11 to 13 percent and organic sales growth of 1 to 3 percent. The company estimates fourth quarter 2024 EPS on a GAAP basis of $0.45 to $0.47 and adjusted EPS of $0.58 to $0.60.
DIVIDENDS
nVent previously announced on September 24, 2024 that its Board of Directors approved a regular cash dividend of $0.19 per share, payable during the fourth quarter on November 1, 2024.
EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s third quarter performance on a conference call with analysts and investors at 9:00 a.m. ET today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through November 15, 2024 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 2232766.
About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office in the United States is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, ILSCO and SCHROFF.
nVent CADDY, ERICO, HOFFMAN, ILSCO and SCHROFF are trademarks owned or licensed by nVent Services GmbH or its affiliates.
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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these factors are adverse effects on our business operations or financial results, including the ability to complete the pending sale of the Thermal Management business on anticipated terms and timetable; the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the Trachte, ECM Industries and other recent acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with military conflicts, such as that between Russia and Ukraine, and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com
Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
In millions, except per share data	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net sales	$782.0	$715.0	$2,253.9	$1,978.4
Cost of goods sold	470.9	425.9	1,344.3	1,179.7
Gross profit	311.1	289.1	909.6	798.7
% of net sales	39.8%	40.4%	40.4%	40.4%
Selling, general and administrative	161.8	148.4	450.7	413.3
% of net sales	20.7%	20.8%	20.0%	20.9%
Research and development	16.1	14.5	48.9	40.2
% of net sales	2.1%	2.0%	2.2%	2.0%
Operating income	133.2	126.2	410.0	345.2
% of net sales	17.0%	17.7%	18.2%	17.4%
Net interest expense	30.4	25.5	76.6	55.0
Gain on sale of investment	—	—	—	(10.2)
Other expense	1.2	1.3	3.3	3.6
Income before income taxes	101.6	99.4	330.1	296.8
Provision for income taxes	22.7	17.5	72.8	49.5
Effective tax rate	22.3%	17.6%	22.1%	16.7%
Net income from continuing operations	78.9	81.9	257.3	247.3
Income from discontinued operations, net of tax	26.1	23.6	63.8	64.9
Net income	$105.0	$105.5	$321.1	$312.2
Earnings per ordinary share
Basic
Continuing operations	$0.47	$0.49	$1.55	$1.50
Discontinued operations	0.16	0.15	0.39	0.39
Basic earnings per ordinary share	$0.63	$0.64	$1.94	$1.89
Diluted
Continuing operations	$0.47	$0.49	$1.53	$1.47
Discontinued operations	0.15	0.14	0.38	0.39
Diluted earnings per ordinary share	$0.62	$0.63	$1.91	$1.86
Weighted average ordinary shares outstanding
Basic	165.6	165.8	165.7	165.6
Diluted	168.1	168.6	168.5	168.2
Cash dividends paid per ordinary share	$0.19	$0.175	$0.57	$0.525

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2024	December 31, 2023
In millions
Assets
Current assets
Cash and cash equivalents	$137.1	$179.6
Accounts and notes receivable, net	526.0	470.2
Inventories	366.2	360.2
Other current assets	132.9	72.5
Current assets held for sale	256.5	253.6
Total current assets	1,418.7	1,336.1
Property, plant and equipment, net	335.8	319.9
Other assets
Goodwill	2,232.0	1,858.1
Intangibles, net	1,618.3	1,350.5
Other non-current assets	329.9	302.6
Non-current assets held for sale	983.3	994.5
Total other assets	5,163.5	4,505.7
Total assets	$6,918.0	$6,161.7
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$37.5	$31.9
Accounts payable	243.4	239.8
Employee compensation and benefits	95.3	102.7
Other current liabilities	273.5	244.5
Current liabilities held for sale	126.5	114.7
Total current liabilities	776.2	733.6
Other liabilities
Long-term debt	2,220.7	1,748.8
Pension and other post-retirement compensation and benefits	140.1	140.4
Deferred tax liabilities	264.5	190.3
Other non-current liabilities	184.8	158.8
Non-current liabilities held for sale	48.0	47.7
Total liabilities	3,634.3	3,019.6
Equity	3,283.7	3,142.1
Total liabilities and equity	$6,918.0	$6,161.7
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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2024	September 30, 2023
Operating activities
Net income	$321.1	$312.2
Less: Income from discontinued operations, net of tax	63.8	64.9
Net income from continuing operations	257.3	247.3
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities
Depreciation	37.8	30.2
Amortization	66.7	49.2
Deferred income taxes	0.3	(4.6)
Share-based compensation	20.1	16.3
Gain on sale of investment	—	(10.2)
Amortization of bridge financing debt issuance costs	2.2	3.6
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(10.3)	(57.4)
Inventories	0.3	8.5
Other current assets	(28.1)	(22.3)
Accounts payable	(11.7)	(10.8)
Employee compensation and benefits	(13.1)	2.0
Other current liabilities	2.6	(18.4)
Other non-current assets and liabilities	—	(0.9)
Net cash provided by (used for) operating activities of continuing operations	324.1	232.5
Net cash provided by (used for) operating activities of discontinued operations	94.4	59.1
Net cash provided by (used for) operating activities	418.5	291.6
Investing activities
Capital expenditures	(47.5)	(44.8)
Proceeds from sale of property and equipment	0.5	—
Proceeds from sale of investment	—	14.1
Settlement of net investment hedge	—	3.1
Acquisitions, net of cash acquired	(677.7)	(1,119.7)
Net cash provided by (used for) investing activities of continuing operations	(724.7)	(1,147.3)
Net cash provided by (used for) investing activities of discontinued operations	(5.6)	3.2
Net cash provided by (used for) investing activities	(730.3)	(1,144.1)
Financing activities
Proceeds from long-term debt	500.0	800.0
Repayments of long-term debt	(22.5)	(20.0)
Settlement of cash flow hedge	—	4.5
Debt issuance costs	(3.9)	(11.2)
Dividends paid	(95.3)	(87.6)
Shares issued to employees, net of shares withheld	(0.2)	1.6
Repurchases of ordinary shares	(100.0)	(15.2)
Net cash provided by (used for) financing activities	278.1	672.1
Effect of exchange rate changes on cash and cash equivalents	(4.0)	(3.8)
Change in cash and cash equivalents	(37.7)	(184.2)
Cash and cash equivalents, beginning of period	179.6	290.0
Cash and cash equivalents within assets held for sale, beginning of period	5.5	7.5
Less: Cash and cash equivalents within assets held for sale, end of period	10.3	5.4
Cash and cash equivalents, end of period	$137.1	$107.9
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2024
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$439.9	$440.8	$477.1	$1,357.8
Electrical & Fastening Solutions	292.2	299.0	304.9	896.1
Total	$732.1	$739.8	$782.0	$2,253.9
Reportable segment income
Enclosures	$94.8	$103.8	$104.4	$303.0
Electrical & Fastening Solutions	85.2	92.5	92.6	270.3
Reportable segment income	180.0	196.3	197.0	573.3
Enterprise and other	(24.1)	(26.9)	(28.6)	(79.6)
Adjusted operating income	$155.9	$169.4	$168.4	$493.7
Return on sales
Enclosures	21.6%	23.5%	21.9%	22.3%
Electrical & Fastening Solutions	29.2%	30.9%	30.4%	30.2%
Adjusted return on sales	21.3%	22.9%	21.5%	21.9%

nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2023
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$391.0	$400.0	$412.7	$1,203.7
Electrical & Fastening Solutions	205.7	266.7	302.3	774.7
Total	$596.7	$666.7	$715.0	$1,978.4
Reportable segment income
Enclosures	$82.5	$90.0	$89.4	$261.9
Electrical & Fastening Solutions	61.3	86.5	97.6	245.4
Reportable segment income	143.8	176.5	187.0	507.3
Enterprise and other	(30.1)	(27.6)	(24.7)	(82.4)
Adjusted operating income	$113.7	$148.9	$162.3	$424.9
Return on sales
Enclosures	21.1%	22.5%	21.7%	21.8%
Electrical & Fastening Solutions	29.8%	32.4%	32.3%	31.7%
Adjusted return on sales	19.1%	22.3%	22.7%	21.5%
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NON-GAAP FINANCIAL MEASURES
This press release refers to certain non-GAAP financial measures (organic sales, adjusted operating income, adjusted return on sales, adjusted net income, adjusted diluted earnings per share and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company's financial statements prepared in accordance with generally accepted accounting principles. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
As a result of the previously announced agreement to sell the Thermal Management business, the Company is reporting the results of that business as discontinued operations and has reclassified all prior periods presented. "Total" results referenced herein reflect continuing operations combined with discontinued operations. Management believes that these non-GAAP "total" measures will be useful to investors to compare historically provided guidance to results from the quarter.
The 2024 and 2023 adjusted operating income, adjusted return on sales, adjusted net income and adjusted diluted earnings per share eliminate, where applicable:
•Expense related to certain targeted restructuring activities.
•Expense related to certain acquisition and integration activities associated with our business acquisitions, and transaction costs associated with our business divestiture.
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization, associated with those acquisitions. The Company excludes these non-cash expenses because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of the Company's results with the results of other companies as the amortization expense, inventory step-up amortization, and acquisition related expenses may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although the Company excludes amortization of these acquired intangible assets and inventory step-up from its non-GAAP results, the Company believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted results.
•Gain on sale of investments.
•Pension and other postretirement mark-to-market loss (gain). The Company recognizes changes in the fair value of plan assets and net actuarial gains or losses for pension and other post-retirement benefits as a mark-to-market adjustment. Net actuarial gains and losses occur when the actual experience differs from any of the various assumptions used to value the Company's pension and other post-retirement plans or when assumptions change. This accounting method also results in the potential for volatile and difficult to forecast mark-to-market adjustments. The Company believes that the exclusion of pension and other postretirement mark-to-market loss (gain) better reflects the ongoing costs of providing pension and postretirement benefits to its employees.
•Amortization of bridge financing debt issuance costs.
•Income tax effects of the above adjustments, which are calculated using the Company's estimated non-GAAP tax rate. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and do not necessarily reflect our long-term operations. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company's geographic earnings mix including due to acquisition activity or other changes in our strategy or business operations.
The Company uses the term "organic sales" to refer to GAAP net sales excluding 1) the impact of currency translation and 2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations ("acquisition sales"). The portion of GAAP net sales attributable to currency translation is calculated as the difference between (a) the period-to-period change in net sales (excluding acquisition sales) and (b) the period-to-period change in net sales (excluding acquisition sales) after applying prior period foreign exchange rates to the current year period. The Company uses the term "organic sales growth" to refer to the measure of comparing current period organic net sales with the corresponding period of the prior year.
Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors that the Company does not consider components of our core operating performance. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company's underlying operations. In addition, adjusted diluted earnings per share is used as a criterion to measure and pay long-term incentive compensation and adjusted operating income is used as a criterion to measure and pay annual incentive compensation.
The Company uses free cash flow to assess its cash flow performance. The Company believes free cash flow is an important measure of liquidity because it provides the Company and its investors useful information regarding the Company's ability to generate cash without reliance on external financing. Management uses free cash flow to evaluate the resources available to pay dividends, make acquisitions, repay debt, repurchase shares and make investments in the business. In addition, free cash flow is used as criterion to measure and pay annual incentive compensation.
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ending December 31, 2024 excluding the effect of adjustments (Unaudited)

	Actual			Forecast (1)
In millions, except per share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$732.1	$739.8	$782.0
Operating income	131.9	144.9	133.2
Return on sales	18.0%	19.6%	17.0%
Adjustments:
Restructuring and other	$1.1	$2.0	$2.8
Acquisition transaction and integration costs	2.5	3.0	5.6
Intangible amortization	20.4	19.5	26.8
Adjusted operating income (non-GAAP measure)	$155.9	$169.4	$168.4
Adjusted return on sales (non-GAAP measure)	21.3%	22.9%	21.5%

Net income from continuing operations	$85.2	$93.2	$78.9	$77	$334
Adjustments to operating income	24.0	24.5	35.2	28	112
Amortization of bridge financing debt issuance costs	—	2.2	—	—	2
Income tax adjustments	(7.2)	(6.9)	(8.8)	(6)	(29)
Adjusted net income from continuing operations (non-GAAP measure)	$102.0	$113.0	$105.3	$99	$419
Earnings per ordinary share - diluted
Diluted earnings per ordinary share from continuing operations	$0.51	$0.55	$0.47	$ 0.45 - 0.47	$ 1.99 - 2.01
Adjustments	0.10	0.12	0.16	0.13	0.50
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.61	$0.67	$0.63	$ 0.58 - 0.60	$ 2.49 - 2.51
(1) Forecast information represents an approximation
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for discontinued operations for the year ending December 31, 2024 excluding the effect of adjustments (Unaudited)

	Actual
In millions, except per share data	First Quarter	Second Quarter	Third Quarter
Net sales	$142.5	$140.5	$157.1
Operating income	27.3	22.9	31.2

Adjustments:
Restructuring and other	$0.2	$0.8	$0.1
Transaction costs	4.1	4.4	12.7
Intangible amortization	4.8	4.9	1.6
Adjusted operating income (non-GAAP measure)	$36.4	$33.0	$45.6

Net income from discontinued operations	$19.9	$17.8	$26.1
Adjustments to operating income	9.1	10.1	14.4
Income tax adjustments	(0.9)	(2.1)	(5.3)
Adjusted net income from discontinued operations (non-GAAP measure)	$28.1	$25.8	$35.2
Earnings per ordinary share - diluted
Diluted earnings per ordinary share from discontinued operations	$0.11	$0.11	$0.15
Adjustments	0.05	0.04	0.06
Adjusted diluted earnings per ordinary share from discontinued operations (non-GAAP measure)	$0.16	$0.15	$0.21

nVent Electric plc
Reconciliation of Total Net Sales for the year ended December 31, 2024
In millions	First Quarter	Second Quarter	Third Quarter
Net sales from continuing operations	$732.1	$739.8	$782.0
Net sales from discontinued operations	142.5	140.5	157.1
Total net sales (non-GAAP measure)	$874.6	$880.3	$939.1

nVent Electric plc
Reconciliation of Total Adjusted EPS for the year ended December 31, 2024
	First Quarter	Second Quarter	Third Quarter
Adjusted diluted earnings per ordinary share from continuing operations	$0.61	$0.67	$0.63
Adjusted diluted earnings per ordinary share from discontinued operations	0.16	0.15	0.21
Total adjusted diluted earnings per ordinary share (non-GAAP measure)	$0.77	$0.82	$0.84
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for continuing operations for the year ended December 31, 2023 excluding the effect of 2023 adjustments (Unaudited)
	Actual
In millions, except per share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$596.7	$666.7	$715.0	$690.5	$2,668.9
Operating income	97.7	121.3	126.2	117.5	462.7
Return on sales	16.4%	18.2%	17.7%	17.0%	17.3%
Adjustments:
Restructuring and other	1.1	0.7	0.8	1.3	3.9
Acquisition transaction and integration costs	2.3	4.9	3.0	2.6	12.8
Intangible amortization	12.6	16.1	20.5	20.3	69.5
Inventory step-up amortization	—	5.9	11.8	—	17.7
Adjusted operating income (non-GAAP measure)	$113.7	$148.9	$162.3	$141.7	$566.6
Adjusted return on sales (non-GAAP measure)	19.1%	22.3%	22.7%	20.5%	21.2%

Net income from continuing operations	$73.2	$92.2	$81.9	$212.4	$459.7
Adjustments to operating income	16.0	27.6	36.1	24.2	103.9
Pension and post-retirement mark-to-market loss	—	—	—	13.4	13.4
Gain on sale of investment	—	(10.2)	—	(0.1)	(10.3)
Amortization of bridge financing debt issuance costs	—	3.6	—	—	3.6
Income tax adjustments (1)	(3.9)	(10.1)	(8.9)	(156.5)	(179.4)
Adjusted net income from continuing operations (non-GAAP measure)	$85.3	$103.1	$109.1	$93.4	$390.9
Continuing earnings per ordinary share - diluted
Diluted earnings per ordinary share from continuing operations	$0.44	$0.55	$0.49	$1.26	$2.73
Adjustments	0.07	0.06	0.16	(0.71)	(0.41)
Adjusted diluted earnings per ordinary share from continuing operations (non-GAAP measure)	$0.51	$0.61	$0.65	$0.55	$2.32
(1) Income tax adjustments in the fourth quarter include $154.2 million resulting from favorable discrete items, primarily related to the initial recognition of tax basis in intangible assets in foreign jurisdictions and the related valuation allowance, and the tax benefit of statutory losses at a foreign holding company.
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for discontinued operations for the year ending December 31, 2023 excluding the effect of adjustments (Unaudited)

	Actual
In millions, except per share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$143.9	$136.3	$143.8	$170.7	$594.7
Operating income	26.4	25.4	30.0	42.9	124.7

Adjustments:
Restructuring and other	$2.9	$1.8	$4.6	$(0.4)	$8.9
Transaction costs	—	—	—	0.2	0.2
Intangible amortization	5.0	5.2	5.1	4.9	20.2
Adjusted operating income (non-GAAP measure)	$34.3	$32.4	$39.7	$47.6	$154.0

Net income from discontinued operations	$20.6	$20.7	$23.6	$42.5	$107.4
Adjustments to operating income	7.9	7.0	9.7	4.7	29.3
Pension and other post-retirement mark-to-market loss	—	—	—	0.5	0.5
Income tax adjustments	(0.5)	(1.9)	(1.4)	(9.3)	(13.2)
Adjusted net income from discontinued operations (non-GAAP measure)	$28.0	$25.8	$31.9	$38.4	$124.0
Earnings per ordinary share - diluted
Diluted earnings per ordinary share from discontinued operations	$0.12	$0.12	$0.14	$0.25	$0.64
Adjustments	0.04	0.04	0.05	(0.02)	0.10
Adjusted diluted earnings per ordinary share from discontinued operations (non-GAAP measure)	$0.16	$0.16	$0.19	$0.23	$0.74

nVent Electric plc
Reconciliation of Total Net Sales for the year ended December 31, 2023
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales from continuing operations	$596.7	$666.7	$715.0	$690.5	$2,668.9
Net sales from discontinued operations	143.9	136.3	143.8	170.7	594.7
Total net sales (non-GAAP measure)	$740.6	$803.0	$858.8	$861.2	$3,263.6

nVent Electric plc
Reconciliation of Total Adjusted EPS for the year ended December 31, 2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Adjusted diluted earnings per ordinary share from continuing operations	$0.51	$0.61	$0.65	$0.55	$2.32
Adjusted diluted earnings per ordinary share from discontinued operations	0.16	0.16	0.19	0.23	0.74
Total adjusted diluted earnings per ordinary share (non-GAAP measure)	$0.67	$0.77	$0.84	$0.78	$3.06
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nVent Electric plc
Reconciliation of Net Sales Growth (GAAP measure) to Organic Net Sales Growth (non-GAAP measure) by Segment for the quarter ended September 30, 2024 (Unaudited)

	Q3 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
Enclosures	1.2%	0.2%	14.2%	15.6%
Electrical & Fastening Solutions	0.9%	—%	—%	0.9%
nVent Continuing Operations	1.0%	0.2%	8.2%	9.4%
Thermal Management (Discontinued Operations)	8.9%	0.3%	—%	9.2%
Total nVent (non-GAAP Measure)	2.4%	0.2%	6.8%	9.4%

Reconciliation of Net Sales Growth (GAAP measure) to Organic Net Sales Growth (non-GAAP measure)
for continuing operations for the quarter and year ending December 31, 2024 (Unaudited)

	Forecast (1)
	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	1 - 3%	1%	9%	11 - 13%	3%	—%	10%	13%
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Nine months ended
In millions	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net cash provided by (used for) operating activities of continuing operations	$158.4	$123.0	$324.1	$232.5
Capital expenditures	(15.7)	(15.6)	(47.5)	(44.8)
Proceeds from sale of property and equipment	0.2	—	0.5	—
Free cash flow (non-GAAP measure)	142.9	107.4	277.1	187.7
Net cash provided by (used for) operating activities of discontinued operations	39.3	22.0	94.4	59.1
Capital expenditures of discontinued operations	(2.8)	(1.0)	(5.6)	(4.1)
Proceeds from sale of property and equipment of discontinued operations	—	7.1	—	7.3
Total free cash flow (non-GAAP measure)	$179.4	$135.5	$365.9	$250.0